Exhibit 99.1
ORCHID ISLAND CAPITAL ANNOUNCES
NOVEMBER 2013 MONTHLY DIVIDEND AND
OCTOBER 31, 2013 MBS PORTFOLIO CHARACTERISTICS

•	November 2013 Monthly Dividend of $0.135 Per Share
•	MBS Portfolio Characteristics as of October 31, 2013

Vero Beach, Fla., November 12, 2013 - Orchid Island Capital, Inc. (the “Company”) (NYSE MKT:ORC) announced that today the Board of Directors declared a monthly cash dividend for the month of November 2013. The dividend of $0.135 per share will be paid November 27, 2013, to holders of record on November 25, 2013, with an ex-dividend date of November 21, 2013.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”) the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that certain percentages of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

MBS Portfolio Characteristics

Details of the MBS portfolio as of October 31, 2013 are presented below. These figures are preliminary and subject to change.  The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate.

•	MBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase agreement exposure by counterparty
•	MBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. intends to elect to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2012.

MBS Valuation Characteristics
(in thousands of $s)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Oct 2013 CPR
Asset Category	Face	Value	Price	Portfolio	Coupon	(Reported in Nov)
As of October 31, 2013
Adjustable Rate MBS	$5,672	$6,134	108.14	1.82%	4.02%	50.74%
10-1 Hybrid Rate MBS	77,986	78,352	100.47	23.21%	2.56%	6.02%
Hybrid Adjustable Rate MBS	77,986	78,352	100.47	23.21%	2.56%	6.02%
15 Year Fixed Rate MBS	22,204	23,104	104.06	6.84%	3.00%	8.24%
20 Year Fixed Rate MBS	31,062	32,268	103.88	9.56%	3.50%	4.87%
30 Year Fixed Rate MBS	166,120	174,754	105.20	51.77%	4.03%	5.71%
Total Fixed Rate MBS	219,386	230,126	104.90	68.17%	3.86%	5.85%
Total Pass-through MBS	303,044	314,612	103.82	93.20%	3.54%	6.73%
Interest-Only Securities	133,396	17,544	13.15	5.20%	4.30%	22.05%
Inverse Interest-Only Securities	39,730	5,422	13.65	1.60%	5.91%	18.12%
Structured MBS	173,126	22,966	13.27	6.80%	4.68%	21.15%
Total Mortgage Assets	$476,170	$337,578	-	100.00%	3.61%	11.97%

MBS Assets by Agency			Investment Company Act of 1940 (Whole Pool) Test
(in thousands of $s)			(in thousands of $s)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of October 31, 2013			As of October 31, 2013
Fannie Mae	$182,188	54.0%	Whole Pool Assets	$278,000	82.4%
Freddie Mac	136,612	40.5%	Non Whole Pool Assets	59,578	17.7%
Ginnie Mae	18,778	5.6%	Total Mortgage Assets	$337,578	100.0%
Total Mortgage Assets	$337,578	100.0%

Repurchase Agreement Exposure By Counterparty
(in thousands of $s)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
	Borrowings	Debt	in Days	Maturity
Citigroup Global Markets Inc	$117,386	35.2%	10	11/22/2013
South Street Securities, LLC	49,432	14.8%	14	11/25/2013
Suntrust Robinson Humphry, Inc	46,056	13.8%	7	11/7/2013
Cantor Fitzgerald & Co	40,058	12.0%	22	11/25/2013
Mizuho Securities USA, Inc	26,557	8.0%	22	1/10/2014
Pierpont Securities, LLC	26,465	7.9%	12	11/12/2013
KGS-Alpha Capital Markets, L.P	12,706	3.8%	17	11/25/2013
Morgan Stanley	10,198	3.1%	7	11/7/2013
CRT Capital Group, LLC	4,536	1.4%	26	11/26/2013
Total Borrowings	$333,394	100.0%	13	1/10/2014

MBS Risk Measures
(in thousands of $s)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)*	(+50 BPS)*
As of October 31, 2013
Adjustable Rate MBS	$6,134	4	10.05%	2.00%	$60	$(76)
Hybrid Adjustable Rate MBS	78,352	112	7.56%	2.00%	1,699	(2,093)
Total Fixed Rate MBS	230,126	n/a	n/a	n/a	5,247	(6,492)
Total Pass-through MBS	314,612	n/a	n/a	n/a	7,006	(8,661)
Interest-Only Securities	17,544	n/a	n/a	n/a	(2,516)	2,082
Inverse Interest-Only Securities	5,422	1	6.08%	n/a	41	(210)
Structured MBS	22,966	n/a	n/a	n/a	(2,475)	1,872
Total Mortgage Assets	$337,578	n/a	n/a	n/a	$4,531	$(6,789)
Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance	End Date	(-50 BPS)*	(+50 BPS)*
Eurodollar Futures Contracts - Short Positions			$257,353	Dec-2018	$(4,823)	$5,469
Grand Total					$(292)	$(1,320)

*
Modeled results from Citigroup Global Markets, Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR OAS. These results are for illustrative purposes only and actual results may differ materially.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400